Vestis Reports First Quarter 2024 Results
Disciplined execution of high-quality growth strategy delivers sustainable margin expansion; reaffirms Fiscal 2024 guidance

First Quarter 2024 Results

•Revenue of $718 million increased 2.5% year-over-year; excluding the impact of Fx and the prior year temporary energy fee, revenue growth was 4.5%
•Operating income of $48 million or 6.6% of revenue
•Adjusted EBITDA of $98 million or 13.7% of revenue
•Diluted Earnings Per Share (“EPS”) of $0.09 and Adjusted Diluted EPS of $0.22
•Net debt leverage reduced to 3.85x

ATLANTA, GA, Feb. 7, 2024 – Vestis (NYSE: VSTS), a leading provider of uniforms and workplace supplies, today announced its results for the first quarter ended December 29, 2023 and reaffirmed its outlook for fiscal year 2024.

Management Commentary

“I’m incredibly proud of our team’s performance as Vestis completed our first quarter as a standalone publicly traded company,” said Vestis President and Chief Executive Officer Kim Scott. “We are demonstrating that our high-quality growth strategy is effective as we improve our revenue mix and deliver growth and margin expansion in tandem, while also absorbing incoming public company costs. I remain confident in our ability to deliver on our full year financial outlook and continue to be energized by the opportunities ahead for Vestis.”

First Quarter 2024 Financial Highlights

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

($ in millions)	Consolidated
	Three Months Ended
	December 29, 2023	December 30, 2022	Change
Revenue	$717.9	$700.7	2.5%
Operating Income	47.6	44.4	7.2%
Adjusted Operating Income	69.5	64.7	7.4%
Net Income	12.3	33.5	(63.4)%
Adjusted EBITDA	98.4	92.0	7.0%
Adjusted EBITDA Margin	13.7%	13.1%	60 bps

($ in millions)	U.S. Segment			Canada Segment
	Three Months Ended			Three Months Ended
	December 29, 2023	December 30, 2022	Change	December 29, 2023	December 30, 2022	Change
Revenue	$653.2	$637.7	2.4%	$64.7	$63.0	2.7%
Operating Income	74.1	63.8	16.1%	4.6	5.4	(14.8)%
Operating Income Margin	11.3%	10.0%	130 bps	7.1%	8.6%	(150) bps
Adjusted Operating Income	$80.3	$69.0	16.4%	$6.6	$7.4	(10.8)%
Adjusted Operating Income Margin	12.3%	10.8%	150 bps	10.2%	11.8%	(160) bps
Adjusted EBITDA	$106.3	$93.7	13.4%	$9.4	$9.9	(5.1)%
Adjusted EBITDA Margin	16.3%	14.7%	160 bps	14.5%	15.7%	(120) bps

Vestis’ first quarter 2024 revenue growth of 2.5% represented solid performance as we overcame the prior year temporary energy fee impact of approximately $13 million. Excluding the impact of foreign currency and the prior year temporary energy fee, Vestis’ revenue growth rate was 4.5%.

First quarter fiscal 2024 adjusted EBITDA margin growth of 60 basis points was a result of the team’s continued focus on delivering high-quality profitable growth and executing operational and logistics initiatives that improved route density and lowered cost to serve, partially offset by incremental public company costs of approximately $3 million.

Balance Sheet and Cash Flow

•Net cash provided by operating activities of $51.5 million for the first quarter fiscal 2024 compared to $8.0 million for the first quarter fiscal 2023
•Free cash flow of $34.6 million for the first quarter of fiscal 2024 compared to $(5.0) million for the first quarter of fiscal 2023
•As of December 29, 2023, total principal debt outstanding was $1.49 billion; net leverage reduced from 3.95x to 3.85x during the fiscal quarter
•Approximately $295 million of available capacity under our revolving credit facility

Fiscal Year 2024 Outlook

The Company continues to expect to deliver revenue growth in the range of 4.0 to 4.5% through our focus on providing service excellence to our customers and delivering high-quality growth. We continue to expect our adjusted EBITDA margin to be approximately 14.3%, with approximately 50 to 60 basis points of margin expansion offsetting approximately $15 to $18 million in incremental public company costs in the period.

Our strategic imperatives include disciplined capital allocation with deleveraging as a priority, and we continue to expect free cash flow conversion of net income to be at least 100%.

Forward Looking Non-GAAP Information

This release includes certain non-GAAP financial information that is forward-looking in nature, including without limitation adjusted EBITDA margin. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The estimates of revenue growth for fiscal year 2024 and adjusted EBITDA margin for fiscal year 2024 do not attempt to forecast currency fluctuations and, accordingly, reflect an assumption of constant currency.

Conference Call Information
Vestis will host a webcast to discuss its fiscal first quarter 2024 results on Wednesday, February 7, 2024 at 10:00 AM ET. The webcast can be accessed live through the investor relations section of the Company’s website at www.vestis.com. Additionally, a slide presentation will accompany the call and will also be available on the Company’s website. A replay of the live event will be available on the Company’s website shortly after the call for 90 days.

The live event can also be accessed by dialing (800) 274-8461 and entering conference ID VSTSQ124. For international participants, the event can be accessed by dialing (203) 518-9814 and entering conference ID VSTSQ124.

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “outlook,” “aim,” “anticipate,” “are or remain or continue to be confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance considerations; the expected benefits of the separation from Aramark and the risk that conditions to the separation will not be satisfied; the risk of increased costs from lost synergies; retention of existing management team members as a result of the separation from Aramark; reaction of customers, employees and other parties to the separation from

Aramark, and the impact of the separation on our business; our leverage and ability to meet debt obligations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Valerie Haertel
Investor Relations and External Communications
(470) 924-1293
Haertel-Valerie@vestis.com

VESTIS CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 29, 2023	December 30, 2022
Revenue	$717,923	$700,696
Operating Expenses:
Cost of services provided (exclusive of depreciation and amortization)	502,381	496,113
Depreciation and amortization	35,362	33,887
Selling, general and administrative expenses	132,582	126,323
Total Operating Expenses	670,325	656,323
Operating Income	47,598	44,373
Interest Expense and Other, net	(30,775)	190
Income Before Income Taxes	16,823	44,563
Provision for Income Taxes	4,557	11,095
Net Income	$12,266	$33,468

Earnings per share:
Basic	$0.09	$0.26
Diluted	$0.09	$0.26
Weighted Average Shares Outstanding(1):
Basic	131,390	130,725
Diluted	131,735	130,725
__________________
(1) During the fiscal quarter ended December 30, 2022, Vestis was not a publicly traded company, and therefore, did not have available or issued shares of common stock outstanding. In accordance with United States Generally Accepted Accounting Principles, the Company elected to use the number of shares of common stock distributed to shareholders of Aramark upon the separation of Vestis from Aramark as the weighted average shares outstanding to calculate earnings per share on the combined results for the fiscal quarter ended December 30, 2022.

VESTIS CORPORATION
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	December 29, 2023	September 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$48,857	$36,051
Receivables (net of allowances: $23,509 and $25,066)	403,265	392,916
Inventories, net	149,929	174,719
Rental merchandise in service, net	400,114	399,035
Other current assets	25,485	17,244
Total current assets	1,027,650	1,019,965
Property and Equipment, at cost:
Land, buildings and improvements	575,418	585,797
Equipment	1,132,022	1,110,812
	1,707,440	1,696,609
Less - Accumulated depreciation	(1,046,462)	(1,032,078)
Total property and equipment, net	660,978	664,531
Goodwill	965,251	963,543
Other Intangible Assets, net	232,579	238,608
Operating Lease Right-of-use Assets	57,859	57,890
Other Assets	217,429	212,587
Total Assets	$3,161,746	$3,157,124
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$26,250	$26,250
Current maturities of financing lease obligations	29,151	27,659
Current operating lease liabilities	19,681	19,935
Accounts payable	130,001	134,498
Accrued payroll and related expenses	97,703	113,771
Accrued expenses and other current liabilities	91,019	73,412
Total current liabilities	393,805	395,525
Long-Term Borrowings	1,454,803	1,462,693
Noncurrent Financing Lease Obligations	106,675	105,217
Noncurrent Operating Lease Liabilities	45,845	46,084
Deferred Income Taxes	208,156	217,647
Other Noncurrent Liabilities	48,304	52,598
Total Liabilities	2,257,588	2,279,764
Commitments and Contingencies
Equity:
Common stock, par value $0.01 per share, 350,000,000 shares authorized, 131,437,093 shares issued and outstanding as of December 29, 2023	1,314	—
Additional paid-in capital	919,710	—
Retained earnings	7,667	—
Net parent investment	—	908,533
Accumulated other comprehensive loss	(24,533)	(31,173)
Total Equity	904,158	877,360
Total Liabilities and Equity	$3,161,746	$3,157,124

VESTIS CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three months ended
	December 29, 2023	December 30, 2022
Cash flows from operating activities:
Net Income	$12,266	$33,468
Adjustments to reconcile Net Income to Net cash provided by operating activities:
Depreciation and amortization	35,362	33,887
Deferred income taxes	(2,576)	196
Share-based compensation expense	4,716	4,496
Asset write-down	—	5,120
Changes in operating assets and liabilities:
Receivables, net	(9,462)	(14,937)
Inventories, net	25,054	(18,336)
Rental merchandise in service, net	(118)	(3,860)
Other current assets	(8,170)	4,226
Accounts payable	(4,758)	2,001
Accrued expenses	9,503	(35,220)
Changes in other noncurrent liabilities	(7,350)	38
Changes in other assets	(3,920)	(3,467)
Other operating activities	958	361
Net cash provided by operating activities	51,505	7,973
Cash flows from investing activities:
Purchases of property and equipment and other	(16,949)	(13,655)
Disposals of property and equipment	—	719
Net cash used in investing activities	(16,949)	(12,936)
Cash flows from financing activities:
Payments of long-term borrowings	(8,750)	—
Payments of financing lease obligations	(7,612)	(6,889)
Net cash distributions (to) from Parent	(3,573)	4,580
Other financing activities	(1,710)	—
Net cash used in financing activities	(21,645)	(2,309)
Effect of foreign exchange rates on cash and cash equivalents	(105)	359
Increase (decrease) in cash and cash equivalents	12,806	(6,913)
Cash and cash equivalents, beginning of period	36,051	23,736
Cash and cash equivalents, end of period	$48,857	$16,823

Non-GAAP Definitions
This release could include certain non-GAAP financial measures, such as Adjusted Revenue Growth (Organic), Adjusted Revenue (Organic), Adjusted Revenue Growth excluding Temporary Energy Fee, Adjusted Revenue excluding Temporary Energy Fee, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Leverage, and Trailing Twelve Months Adjusted EBITDA. Vestis utilizes these measures when monitoring and evaluating operating performance. The non-GAAP financial measures presented herein are supplemental measures of Vestis’ performance that Vestis believes help investors because they enable better comparisons of Vestis’ historical results and allow Vestis’ investors to evaluate its performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. Vestis’ presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Vestis’ results as reported under U.S. GAAP. Because of their limitations, these non-GAAP financial measures should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or that will be available to Vestis to meet its obligations. Vestis compensates for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance. You should not consider these measures as alternatives to revenue, operating income, operating income margin, net income, net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. Vestis believes that these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures which exclude non-cash or other items that may not be indicative of or are unrelated to Vestis’ core operating results and the overall health of Vestis. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Adjusted Revenue Growth (Organic)
Adjusted Revenue Growth (Organic) measures our revenue growth trends excluding the impact of acquisitions and foreign currency, and we believe it is useful for investors to understand growth through internal efforts. We define “organic revenue growth” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue Growth excluding Temporary Energy Fee
We define “adjusted revenue growth excluding temporary energy fee” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable and (iv) the impact of the temporary energy fee in the fourth quarter of fiscal 2022. We believe it is useful for investors to understand growth through internal efforts.

Adjusted Revenue excluding Temporary Energy Fee
Adjusted Revenue excluding Temporary Energy Fee represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable, and (iv) the impact of the temporary energy fee in the fourth quarter of fiscal 2022.

Adjusted Operating Income
Adjusted Operating Income represents Operating Income adjusted for Amortization Expense of Acquired Intangibles; Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Related Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week, when applicable; and Gain, Losses, Settlements and Other Items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted Operating Income Margin
Adjusted Operating Income Margin represents Adjusted Operating Income as a percentage of Revenue.

Adjusted EBITDA
Adjusted EBITDA represents Net Income adjusted for Provision for Income Taxes; Interest Expense and Other, net; and Depreciation and Amortization (EBTIDA), further adjusted for Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week (when applicable); Gains, Losses, Settlements; and other items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Revenue.

Free Cash Flow
Free Cash Flow represents Net cash provided by operating activities adjusted for Purchases of Property and Equipment and Other and Disposals of property and equipment.

Net Debt
Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents.

Net Leverage
Net Leverage represents Net Debt divided by the Trailing Twelve Months Adjusted EBITDA.

Trailing Twelve Months Adjusted EBITDA
Trailing Twelve Months Adjusted EBITDA represents Adjusted EBITDA for the preceding four fiscal quarters.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 29,	December 30,	December 29,	December 30,	December 29,	December 30,	December 29,	December 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Revenue (as reported)	$653.2	$637.7	$64.7	$63.0			$717.9	$700.7
Effect of Currency Translation on Current Year Revenue	—	—	0.2	—			0.2	—
Adjusted Revenue (Organic)	$653.2	$637.7	$64.9	$63.0			$718.1	$700.7
Temporary Energy Fee	—	13.3	—	—			—	13.3
Adjusted Revenue excluding Temporary Energy Fee	$653.2	$624.4	$64.9	$63.0			$718.1	$687.4
Revenue Growth (as reported)	2.4%	6.1%	2.7%	5.4%			2.5%	6.0%
Adjusted Revenue Growth (Organic)	2.4%	6.1%	3.0%	13.7%			2.5%	6.8%
Adjusted Revenue Growth excluding Temporary Energy Fee	4.6%	3.8%	3.0%	13.7%			4.5%	4.7%

Operating Income (as reported)	$74.1	$63.8	$4.6	$5.4	$(31.1)	$(24.8)	$47.6	$44.4
Amortization Expense	6.4	6.4	0.1	0.1	—	—	6.5	6.5
Share-Based Compensation	—	—	—	—	4.7	4.5	4.7	4.5
Severance and Other Charges	0.4	—	—	—	—	—	0.4	—
Separation Related Charges	—	—	—	—	9.0	3.5	9.0	3.5
Management Fee	(1.9)	(1.9)	1.9	1.9	—	—	—	—
Gain, Losses, and Settlements	1.3	0.7	—	—	—	5.1	1.3	5.8
Total Operating Income Adjustments	$6.2	$5.2	$2.0	$2.0	$13.7	$13.1	$21.9	$20.3
Adjusted Operating Income (Non-GAAP)	$80.3	$69.0	$6.6	$7.4	$(17.4)	$(11.7)	$69.5	$64.7
Depreciation Expense	26.0	24.7	2.8	2.5	0.1	0.1	28.9	27.3
Adjusted EBITDA (Non-GAAP)	$106.3	$93.7	$9.4	$9.9	$(17.3)	$(11.6)	$98.4	$92.0
Operating Income Margin (as reported)	11.3%	10.0%	7.1%	8.6%			6.6%	6.3%
Adjusted Operating Income Margin (Non-GAAP)	12.3%	10.8%	10.2%	11.8%			9.7%	9.2%
Adjusted EBITDA Margin (Non-GAAP)	16.3%	14.7%	14.5%	15.7%			13.7%	13.1%

Net Income (as reported)							$12.3	$33.5
Operating Income Adjustments (Above)							21.9	20.3
Tax Impact of Operating Income Adjustments							(5.6)	(5.3)
Adjusted Net Income (Non-GAAP)							$28.6	$48.5

Basic weighted-average shares outstanding (millions)							131.4	130.7
Diluted weighted-average shares outstanding (millions)							131.7	130.7
Basic Earnings Per Share							$0.09	$0.26
Diluted Earnings Per Share							$0.09	$0.26
Adjusted Basic Earnings Per Share							$0.22	$0.37
Adjusted Diluted Earnings Per Share							$0.22	$0.37

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

Operating Income for the fiscal year ended September 29, 2023 (as reported in the Company's Form 10-K)	$217.9
Amortization Expense	26.0
Share-Based Compensation	14.5
Severance and Other Charges	4.9
Separation Related Charges	31.1
Gain, Losses, and Settlements	(0.8)
Depreciation Expense	110.3
Trailing Twelve Months Adjusted EBITDA for the period ended September 29, 2023 (Non-GAAP)	$403.9
Less Adjusted EBITDA (Non-GAAP) for the quarter ended December 30, 2022	(92.0)
Plus Adjusted EBITDA (Non-GAAP) for the quarter ended December 29, 2023	98.4
Trailing Twelve Months Adjusted EBITDA for the period ended December 29, 2023 (Non-GAAP)	$410.3

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW, NET DEBT, AND NET LEVERAGE
(In millions)

	Three Months Ended
	December 29, 2023	December 30, 2022
Net cash provided by operating activities	$51.5	$8.0
Purchases of property and equipment and other	(16.9)	(13.7)
Disposals of property and equipment	—	0.7
Free Cash Flow (Non-GAAP)	$34.6	$(5.0)

	As of
	December 29, 2023	September 29, 2023
Total principal debt outstanding	$1,491.3	$1,500.0
Finance lease obligations	135.8	132.9
Less: Cash and cash equivalents	(48.9)	(36.1)
Net Debt (Non-GAAP)	$1,578.2	$1,596.8
Net Leverage (Non-GAAP)	3.85	3.95

	Twelve months ended
	December 29, 2023	September 29, 2023
Trailing Twelve Months Adjusted EBITDA (Non-GAAP)	$410.3	$403.9